EXHIBIT 5


                       [LETTERHEAD OF MURTHA CULLINA LLP]



PAUL G. HUGHES
(203) 772-7726 DIRECT TELEPHONE
(860) 240-5726 DIRECT FACSIMILE
PHUGHES@MURTHALAW.COM



                                October 21, 2004



The Board of Directors
Delcath Systems, Inc.
1100 Summer Street
Stamford, Connecticut 06905

                  Re:      Registration Statement on Form S-8

Dear Sirs:

     We have acted as special counsel to Delcath Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 being filed on the date hereof (the "Registration Statement"), for the offering by it of up to 4,251,542 shares (the "Shares") of its Common Stock, par value $0.01 (the "Common Stock") issuable upon exercise of awards that have been granted pursuant to its 2000 Stock Option Plan or its 2001 Stock Option Plan or that may be granted pursuant its 2004 Stock Incentive Plan (individually, a "Plan" and, collectively, the "Plans").

     We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of the following documents: (a) the Amended and Restated Certificate of Incorporation of the Company, as amended, in the form filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 (file No. 001-16133); (b) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 333-39470); (c) a Certificate dated the date hereof of the Company's President and Chief Executive Officer as to certain matter of fact; (d) the Plans; and (e) such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the foregoing, we have assumed that: (a) the statements made therein are accurate and complete; (b) the signatures on documents and instruments submitted to us as originals are authentic; and (c) documents submitted to us as certified, conformed or photostatic copies of original documents conform with the originals thereof and the originals thereof are authentic. We have also assumed that each award granted or that may be granted under the Plans was or will be granted in accordance with the respective Plan under which it was or will be granted.

The Board of Directors
Delcath Systems, Inc.
October 21, 2004
Page 2


     In rendering the opinion set forth below, we have also assumed that, upon issuance of the Shares upon exercise of awards under the Plans, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

     Based upon the foregoing and assuming that the purchase price of the Shares issued pursuant to the Plans will be not less than the par value of the Shares, we are of the opinion that the Shares will, upon issuance in accordance with the provisions of the respective Plan subsequent to the exercise of awards granted under such Plan, be legally issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for filing as an exhibit to the Registration Statement and, accordingly, may not be relied upon by or quoted in any manner or delivered to any other person or entity without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legality" in the Prospectuses forming part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      MURTHA CULLINA LLP



                                      By    /s/ PAUL G. HUGHES
                                          --------------------------
                                                Paul G. Hughes